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                                                                    Exhibit 5.1



                                December 22, 1998



MicroTel International Inc.
4290 East Brickell Street
Ontario, CA   91761

         RE: REGISTRATION STATEMENT ON FORM S-8 RELATING TO THE COMPANY'S INDIVIDUAL PLAN AND 1997 STOCK INCENTIVE PLAN

Dear Sir or Madam:

         We have acted as counsel to MicroTel International Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 250,000 shares of the Company's Common Stock (the "Common Stock") to be issued to a Consultant of the Company pursuant to an Individual Plan entered into by the Company and such Consultant (the "Individual Plan") and relating to the offering of up to 1,600,000 shares of the Company's Common Stock, issued or to be issued pursuant to the Company's 1997 Stock Incentive Plan (the "1997 Stock Plan"). We have examined such records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. In our examination we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         In our opinion, the shares of the Company's Common Stock to be issued in accordance with the terms of the Individual Plan and the 1997 Stock Plan will be, when issued in accordance with the terms of such plans be validly issued, fully paid and nonassessable shares of the Common Stock of the Company.

         The opinion set forth above is limited to the General Corporation Law of the State of Delaware.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                                   GALLAGHER, BRIODY & BUTLER



                                                   By: /s/ Thomas P. Gallagher
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